Exhibit 24.3

CBS OUTDOOR AMERICAS INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director and/or officer of CBS Outdoor Americas Inc., a Maryland corporation (the “Company”), hereby constitute and appoint Joseph R. Ianniello my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to act for me and in my name, place and stead, in any and all capacities, to sign the Company’s Registration Statement on Form S-11, any and all amendments (including post-effective amendments) thereto and any and all additional registration statements, and any amendments thereto, pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and with any and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully for all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 27th day of June, 2013.

Sign:	/s/ Louis J. Briskman

Print Name:	Louis J. Briskman